Exhibit 99.1

FOR IMMEDIATE RELEASE

Senior Vice President Todd Reitz Assumes Responsibility for Operations of CatchMark’s Existing Properties

ATLANTA – May 14, 2018 – CatchMark Timber Trust (NYSE: CTT) announced today that Senior Vice President of Forest Resources Todd Reitz will take on additional responsibilities and oversee all management operations for CatchMark’s existing properties, which encompass ownership interests in approximately 514,100 acres* of timberlands located in Alabama, Florida, Georgia, Louisiana, North Carolina, South Carolina, Tennessee and Texas.

Reitz has been working closely over the past year with CatchMark Chief Operating Officer John Rasor, who will become President of CatchMark’s new joint venture with an institutional investor group to own 1.1 million acres of East Texas timberlands in an acquisition agreement CatchMark announced earlier today.

Mr. Reitz joined CatchMark in March 2017 and has more than 20 years of experience in the timber industry, holding positions at Weyerhaeuser, Plum Creek and Stone Container Corporation prior to joining CatchMark. He has extensive marketing, harvesting, silviculture, business development, and export market experience, and holds a B.S. in Forest Management from Texas A&M University.

Jerry Barag, CatchMark’s President and CEO, said: “Todd is an outstanding industry veteran with considerable knowledge of our mill markets and extensive relationships with our customers. He also has vast expertise in forest management and silviculture, invaluable in managing our harvest plans and long-term strategy to maximize stockholder value. He has become an integral part of our team, working closely with John Rasor, and is especially well prepared to assume overall operations responsibilities, a transition we have been preparing for in expectation of the major transaction agreement we just executed.”

About CatchMark

CatchMark Timber Trust, Inc. (NYSE: CTT) is a self-administered and self-managed, publicly-traded REIT that strives to deliver superior risk-adjusted returns for all stakeholders through disciplined acquisitions, sustainable harvests and well-timed sales. Headquartered in Atlanta and focused exclusively on timberland ownership, CatchMark began operations in 2007 and owns interests in approximately 514,100 acres* of timberlands located in Alabama, Florida, Georgia, Louisiana, North Carolina, South Carolina, Tennessee and Texas. For more information, visit www.catchmark.com.

*	As of March 31, 2018.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. The closing of the proposed transaction is subject to customary closing conditions. There is no assurance that such conditions will be met or that the proposed transaction will be consummated within the expected timeframe or at all. Forward-looking statements related to the proposed transaction include, but are not limited to, statements about the expected benefits of the proposed transaction, including anticipated financial and operating results and future returns to stockholders of the company; the company’s plans, objectives, expectations, projections and intentions; the expected timing of the completion of the proposed transaction; integration plans; and other statements that are not historical facts. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by our forward-looking statements including, but not limited to the risks that the conditions to the closing of the transaction may not be satisfied; the length of time necessary to consummate the proposed transaction may be longer than contemplated for various reasons; the acquired assets and operations may not be integrated successfully or integration costs may be higher than anticipated; the expected benefits of and of and growth from the proposed transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related matters; the potential impact of the announcement or consummation of the proposed transaction on relationships with customers, suppliers, competitors, and management and other employees; and litigation risks related to the proposed transaction. With respect to the ongoing business of the company, including if the proposed transaction is consummated, these risks and uncertainties include, but are not limited to, (i) we may not generate the harvest volumes from our timberlands that we currently anticipate; (ii) the demand for our timber may not increase at the rate we currently anticipate or at all due to changes in general economic and business conditions in the geographic regions where our timberlands are located; (iii) the cyclical nature of the real estate market generally, including fluctuations in demand and valuations, may adversely impact our ability to generate income and cash flow from sales of higher-and-better use properties; (iv) timber prices may not increase at the rate we currently anticipate or could decline, which would negatively impact our revenues; (v) the supply of timberlands available for acquisition that meet our investment criteria may be less than we currently anticipate; (vi) we may be unsuccessful in winning bids for timberland that are sold through an auction process; (vii) we may not be able to access external sources of capital at attractive rates or at all; (viii) potential increases in interest rates could have a negative impact on our business; (ix) our share repurchase program may not be successful in improving stockholder value over the long-term; (x) our joint venture strategy may not enable us to access non-dilutive capital and enhance our ability to make acquisitions; and (xi) the factors described in Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and our other filings with Securities and Exchange Commission. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update our forward-looking statements, except as required by law.

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Contacts

Investors:	Media:
Brian Davis	Mary Beth Ryan, Miller Ryan LLC
(855) 858-9794	(203) 268-0158
info@catchmark.com	marybeth@millerryanllc.com

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